Exhibit 4.1

SHARES OF
COMMON STOCK	CUSIP 774415 10 3
PAR VALUE $0.01	SEE REVERSE FOR CERTAIN RESTRICTIONS
THIS CERTIFICATE IS TRANSFERABLE
IN NEW YORK, NY

ROCKWOOD HOLDINGS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY-PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.01 OF

COMMON STOCK

Rockwood Holdings, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and all amendments thereto, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER	SENIOR VICE PRESIDENT, LAW & ADMINISTRATION AND SECRETARY

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY (NEW YORK, NY)

TRANSFER AGENT
AND REGISTRAR
BY
AUTHORIZED SIGNATURE

ROCKWOOD HOLDINGS, INC.

                The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of each class authorized to be issued and, with respect to the classes of shares which may be issued in series, the differences in the relative rights and preferences between the shares of each series, to the extent they have been set. Such request may be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

                The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANS MIN ACT–		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts/Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
NOTICE: The Signature(s) To This Assignment Must Correspond With The Name(s) As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS,SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE COMPANY MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

AMERICAN BANK NOTE COMPANY 711 ARMSTRONG LANE COLUMBIA, TENNESSEE 38401 (931) 388-3003	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720 PROOF OF JULY 20, 2005 ROCKWOOD HOLDINGS, INC. TSB 20607 BK

SALES:J. NAPOLITANO212-269-0339X14	Operator: Ron
/ ETHER 7 / LIVE JOBS / R / ROCKWOOD 20607 BK	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF